May 16, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-1, dated May 16, 2022, of our report dated April 13, 2022 relating to SusGlobal Energy Corp. consolidated financial statements for the year ended December 31, 2021 and 2020.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario, Canada